POWER OF ATTORNEY
      The undersigned hereby constitutes and appoints Michael Christopher Hall, signing singly, as the undersigned's true and lawful attorney-in-fact to:
      (1)	execute for and on behalf of the undersigned, in the undersigned's individual capacity and capacity as an executive officer of DO Holdings (WA),
LLC ("DOH"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
  Exchange Act of 1934 and the rules thereunder (the "Exchange Act") and Form ID to obtain EDGAR codes and related documentation for use in filing Forms 3, 4 and 5 in each case related to investments in ZoomInfo Technologies Inc. (the
"Company");
      (2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Form ID, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority;
      (3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and
      (4)	seek or obtain, as the undersigned's attorney-in-fact and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Perkins Coie LLP assuming, any of the undersigned's or DOH's responsibilities to comply with Section 16 of the
Exchange Act.
      This Power of Attorney shall remain in full force and effect until the undersigned and DOH are no longer required to file Forms 3, 4, and 5 with respect to the undersigned's and DOH's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      This Power of Attorney is not a delegation of, and this Power of Attorney does not relieve the undersigned and DOH from, responsibility for compliance with their obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.  Additionally, the attorney-in-fact (including any organization in which he is associated) does not represent or warrant that he will timely and accurately file Section 16 reports on behalf of the undersigned and DOH, which  failure to timely and accurately file may be due to various factors, including, but not limited to, the short deadlines mandated by the Sarbanes-Oxley Act of 2002, possible time zone differences, the attorney-in-fact's need to rely on others for information, general availability and mistakes.
      IN WITNESS WHEREOF, the undersigned had caused this Power of Attorney to be executed as of this 15th day of November, 2021.
By: 		/s/ Henry L. Schuck
	Henry L. Schuck, individually

By: 		/s/ Henry L. Schuck
	Henry L. Schuck, as Chief Executive Officer of DO Holdings (WA) LLC







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